UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007 (April 23, 2007)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation		Identification No.)

1100 Louisiana Street, Suite 2000		77002-5215
Houston, Texas		(Zip Code)
(Address of principal executive offices)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Restated Bylaws

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In order to facilitate the cash/stock election mechanics in connection with its previously announced pending merger with Forest Oil Corporation (“Forest”) by giving director and employee equity holders the same opportunity as other stockholders to choose the form of merger consideration they are to receive in the merger, the Board of Directors (the “Board”) of The Houston Exploration Company (the “Company”) and the Compensation and Management Development Committee of the Board, as applicable, on April 23, 2007, authorized the lapse of restrictions on all unvested shares of the Company’s restricted stock and the vesting of all restricted stock units, in each case as of a date not more than six business days prior to the date of the special meeting of stockholders relating to the merger. The actual lapse of restrictions on restricted stock and vesting of restricted stock units would be effective upon written notice by the Company to the award holders. Restricted stock is held by directors and officers of the Company, and restricted stock units are held by certain non-officer employees of the Company.
     Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Also on April 23, 2007, the Board amended the Company’s Restated Bylaws to eliminate the requirement that the Company hold an annual meeting of stockholders within 13 months following the previous year’s annual meeting. The Company has postponed and may cancel its 2007 annual meeting of stockholders, which is usually held in the second quarter of the year, due to its pending merger with Forest.
     Item 8.01 Other Events
     Special Meeting of Stockholders
     The Company has set April 30, 2007 as the record date for the special meeting relating to the pending merger. The Company expects to mail the definitive joint proxy statement/prospectus included in the registration statement on Form S-4 filed by Forest with the Securities and Exchange Commission (the “SEC”) to the Company’s stockholders of record soon after the SEC has declared the registration statement effective.
     Additional Information and Where to Find It
     The Company and Forest will file a definitive joint proxy statement/prospectus and other materials relating to the transaction with the SEC. The definitive joint proxy statement/prospectus will be mailed to stockholders of the Company and Forest. Investors and security holders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company, Forest and the proposed merger transaction.

     Investors and security holders may obtain these documents free of charge at the SEC’s Web site at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge from its Web site at www.houstonexploration.com. The documents filed with the SEC by Forest may be obtained free of charge from Forest’s Web site at www.forestoil.com. In addition, a free copy of the definitive joint proxy statement/prospectus, when it becomes available, may be obtained from the Company at 1100 Louisiana Street, Suite 2000, Houston, Texas 77002.
     INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.
     Houston Exploration, Forest and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants and their direct and indirect interests in the solicitation will be set forth in the joint proxy statement/prospectus when it becomes available.
     Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     3.1 Restated Bylaws of The Houston Exploration Company, as amended April 23, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2007	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Bylaws of The Houston Exploration Company, as amended April 23, 2007.